OFFICE DEPOT, INC.

                                Offer to Exchange
                     10% Senior Subordinated Notes due 2008
          (which have been registered under the Securities Act of 1933)

                                       for

                     10% Senior Subordinated Notes due 2008
     (of which an aggregate principal amount of $250,000,000 is outstanding)

              Pursuant to the Prospectus dated September ___, 2001


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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [Day],
[Date], 2001, UNLESS EXTENDED (THE DATE AND TIME, AS IT MAY BE EXTENDED, HEREINAFTER THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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                                                              September __, 2001

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

         We are enclosing herewith the documents identified below relating to the offer (the "Exchange Offer") by Office Depot, Inc., a Delaware corporation (the "Company"), to exchange $250,000,000 of its 10% Senior Subordinated Notes due 2008 (the "new notes") for $250,000,000 aggregate principal amount of its outstanding 10% Senior Subordinated Notes due 2008 (the "old notes") upon the terms and subject to the conditions set forth in the Prospectus dated September __, 2001 and the related Letter of Transmittal.

         Enclosed herewith are copies of the following documents:

         1.       Prospectus;

         2.       Letter of Transmittal;

         3.       Instruction to Registered Holder from Beneficial Owner;

         4. Letter that may be sent to your clients for whose account you hold old notes registered in your name or the name of your nominee, to accompany the instruction form referenced above, for obtaining the clients' instructions with regard to the Exchange Offer;

         5.       Notice of Guaranteed Delivery; and

         6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

         We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on September __, 2001 unless extended by the Company in its sole discretion.

         The Exchange Offer is not conditioned upon any minimum number of old notes being tendered.

         Pursuant to the Letter of Transmittal, each holder of old notes will represent to the Company that (i) any new notes acquired pursuant to the Exchange Offer will be obtained in the ordinary course of business of the person

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receiving the new notes, whether or not the person is the holder, (ii) neither the holder of old notes nor any other person has an arrangement or understanding with any person to participate in the distribution of the new notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive new notes for its own account in exchange for old notes, neither the holder nor any other person is engaged in or intends to participate in the distribution of new notes and (iv) neither the holder nor any other person is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act of 1933, as amended (the "Securities Act") or, if the holder is an affiliate, that the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. By so acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owner of the old notes for you to make the foregoing representations.

         The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than SunTrust Bank, a Georgia banking corporation (the "Exchange Agent") for the Exchange Offer) in connection with the solicitation of tenders of old notes pursuant to the Exchange Offer. The Company will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the Exchange Offer, on the transfer of old notes to it. The Company will not pay any transfer taxes payable with respect to any transfer of notes, other than for transfers to the Company pursuant to the Exchange Offer.

         Any questions regarding the Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent (telephone (305) 579-7009, attention: Holly Arencibia).

                                                     Very truly yours,



                                                     Office Depot, Inc.



NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF THE COMPANY OR THE EXCHANGE AGENT IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.

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